UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-33525 (Commission File Number)	14-1626307 (I.R.S. Employer Identification No.)

	512 Herndon Parkway, Suite A Herndon, Virginia (Address of principal executive offices)	20170 (Zip Code)

(703) 464-4735 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 14, 2014, Command Security Corporation (the “Company”) made a 20% minority investment in Ocean Protection Services LLC, a Delaware limited liability company. Ocean Protection Services LLC recently acquired Ocean Protection Services, Ltd., a UK based company specializing in maritime security, risk management and risk analysis. The Company purchased 2,000 Class A Common Units of Ocean Protection Services LLC for a purchase price of $2.125 million and funded the purchase price through borrowings under the Company’s existing line of credit. In connection with the investment, the Company may acquire additional ownership interest in Ocean Protection Services LLC in the future. A copy of the press release announcing the investment is included as Exhibit 99.1 to this Form 8-K report.

On March 19, 2014, the Company announced that it was not awarded the follow-on contract for the Western Region of a major transportation company that the Company previously announced was scheduled to expire May 31, 2014. Total revenues related to the Western Region contract for the year ended March 31, 2013 and for the nine months ended December 31, 2013, represented approximately 12.8 % and 12.9% of total Company revenues, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: March 20, 2014	By:	/s/ N. Paul Brost
	Name:	N. Paul Brost
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by the Company on March 19, 2014